UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 15, 2005

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the terms of the shareholder-approved 2002 Omnibus Stock Incentive Plan (the “2002 Stock Plan”) of Apogee Enterprises, Inc. (“Apogee”), Apogee’s non-employee directors automatically receive, upon election or re-election to the Board, both an automatic fixed grant of non-qualified stock options to purchase 4,000 shares of Apogee common stock and a variable, dollar-denominated non-qualified stock option grant such that the total number of shares subject to both types of options provide Apogee’s non-employee directors with total dollar-denominated, equity-based compensation equal to the dollar-denominated, equity-based compensation received by non-employee directors in the 50th percentile of a comparator group of public companies. The total number of shares subject to both types of non-qualified options granted in any one calendar year, however, may not exceed 10,000 shares per non-employee director. These stock options vest in full six months after the date of grant, generally terminate ten years after the date of grant, and have an exercise price equal to the fair market value of Apogee’s common stock on the date of grant. The non-qualified options become immediately exercisable in full upon the occurrence of a Change in Control (as defined in the Non-Employee Director Stock Option Agreement (the “Non-Employee Director Option Agreement”). The options may not be transferred by a director except by will or the laws of descent and distribution, and the options may only be exercised during the director’s lifetime.

A copy of the 2002 Stock Plan is on file with the Securities and Exchange Commission as Exhibit A to Apogee’s proxy statement for the 2002 Annual Meeting of Shareholders filed on May 14, 2002. The form of Non-Employee Director Option Agreement used in connection with stock option awards to non-employee directors under the 2002 Stock Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being filed with this Form 8-K:

10.1	Form of Non-Employee Director Stock Option Agreement under the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ William F. Marchido
William F. Marchido Chief Financial Officer

Date: June 15, 2005

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Non-Employee Director Stock Option Agreement under the Apogee Enterprises, Inc. 2002 Omnibus Stock Incentive Plan.

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